UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 12, 2015

Health Net, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12718	95-4288333
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

21650 Oxnard Street, Woodland Hills, California		91367
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(818) 676-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of George Miller as Director

On March 12, 2015, the Board of Directors (the “Board”) of Health Net, Inc. (the “Company”) approved the expansion of the size of the Board to 11, effective as of March 12, 2015, and designated and appointed Mr. George Miller to serve as a member of the Board, also effective as of March 12, 2015, until his successor is duly elected and qualified. The Board will consider Mr. Miller’s future committee service in May 2015 as part of its annual committee service review and appointment process. Mr. Miller will stand for election to the Board at the Company’s 2015 Annual Meeting of Stockholders (the “Annual Meeting”).

Mr. Miller will be entitled to participate in the compensation and benefits package offered to non-employee directors of the Board in respect of their service on the Board, as described under the headings “Executive Compensation—Compensation Discussion and Analysis” and “Director Compensation” in the Company’s Definitive Proxy Statement on Schedule 14A relating to its 2014 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 30, 2014 and incorporated herein by reference. Accordingly, on March 12, 2015, Mr. Miller received an initial grant of 2,262 restricted stock units under the Company’s 2006 Long-Term Incentive Plan, as amended.

From 1975 to January 2015, Mr. Miller served northern California in the U.S. House of Representatives (“House”). Throughout his service as a Congressman, Mr. Miller was an active and distinguished leader. He served as the Chairperson of the House Committee on Education and the Work Force from 1975 to 2011, which was one of the three committees responsible for passage of the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010 in the House. In addition, Mr. Miller also served as the Chairperson of the House Committee on Natural Resources from 1991 to 1995, served on the House Select Committee on Children, Youth and Families from 1982 to 1984, and served as the Vice-Chair of the Democratic Committee on Steering and Policy for eight years and as a member of the House Committee on the Budget.

Departure of Patrick Foley as Director

On March 12, 2015, Patrick Foley advised the Board that he will not be standing for re-election to the Board at the Annual Meeting. Mr. Foley intends to retire from the Board effective immediately prior to the Annual Meeting. He is a current member of the Company’s compensation and governance committees. Mr. Foley’s decision not to stand for re-election at the Annual Meeting was not due to any disagreement with the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Health Net, Inc.

March 16, 2015	By:	/s/ Angelee F. Bouchard

	Name:	Angelee F. Bouchard
	Title:	Senior Vice President, General Counsel and Secretary